Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

The following lists the subsidiaries of WebMD Health Corp. and their respective jurisdictions of incorporation or formation:

Name	Jurisdiction

Healtheon Software India Private Limited	India
Medical Information Services, LLC	Delaware
Medscape, LLC	Delaware
Conceptis LLC	Delaware
eMedicine.com LLC	Delaware
Sim AS, LLC	Delaware
PRX Holdings Corp.	Delaware
SNTC Holding, Inc.	Delaware
WebMD Health Services Group, Inc.	Delaware
Subimo LLC	Delaware
HealthShare Technology, Inc.	Delaware
Summex Corporation	Indiana
OW Corp.	Delaware
SYNC Corp.	New Jersey
WebMD Canada Ventures, Inc.	Canada
WebMD Global LLC	Delaware
WebMD France	France
WebMD Germany GmbH	Germany
WebMD Global Spain, S.L.	Spain
WebMD Netherlands C.V.[1]	Netherlands
WebMD Netherlands B.V.	Netherlands
WebMD International, Inc.	Delaware
WebMD, LLC	Delaware
Avado, Inc.	Delaware
MedicineNet, Inc.	California
OnHealth Network LLC	Washington
WebMD Domain Corp.	Delaware
WebMD UK Limited	United Kingdom
WebMD Professional Services LLC	Delaware
Medsite LLC	Delaware
WebMD UK Limited	England & Wales

[1]	99.9% owned by WebMD Global LLC and 0.1% owned by WebMD LLC.